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                                                                  Exhibit (k)(3)

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                          DOLLAR GENERAL STRYPES TRUST



                            FORWARD PURCHASE CONTRACT



                             Dated: __________, 1998



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                                Table of Contents
                                                                           Page
                                                                           ----

                                       I.
                                   Definitions

   1.1.  Definitions.........................................................2

                                       II.
                  Contract Consideration or Cash Settlement

   2.1.  Sale and Purchase...................................................8
   2.2.  Consideration.......................................................8
   2.3.  Delivery of Contract Consideration..................................9
   2.4.  No Fractional Shares or Units......................................10
   2.5.  Cash Settlement Option.............................................10
   2.6.  Conditions to Purchaser's Obligations..............................10

                                      III.
                        Exchange Rate Formula Adjustments

                                       IV.
                  Representations and Warranties of the Seller

                                       V.
                   Representations and Warranties of Purchaser

                                       VI.
                                    Covenants

   6.1   Collateral.........................................................18
   6.2.  Taxes..............................................................18
   6.3.  Tax Treatment......................................................18
   6.4.  Certain Notices....................................................18
   6.5.  Limitations on Trading During Certain Days.........................19
   6.6.  Further Assurances.................................................19

                                      VII.
                            Acceleration of Delivery

   7.1.  Liquidation of Agreement Upon Event of Default.....................19
   7.2.  Dollar General Reorganization Event; Delivery......................21
   7.3.  Acceleration at the Option of the Seller...........................21


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                                      VIII.
                                  Miscellaneous

   8.1.  Adjustments to Exchange Rate Formula; Selection of Independent
         Firm...............................................................22
   8.2.  Notices............................................................22
   8.3.  Governing Law; Consent to Jurisdiction.............................23
   8.4.  WAIVER OF JURY TRIAL...............................................23
   8.5.  Headings; Entire Agreement.........................................24
   8.6.  Amendments; Waivers................................................24
   8.7.  Termination........................................................24
   8.8.  Successors, Assigns................................................24
   8.9.  No Third Party Rights..............................................24
   8.10. Application of Bankruptcy Code.....................................24
   8.11. Counterparts.......................................................24

Exhibit A..................................................................A-1
Exhibit B .................................................................B-1


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                            FORWARD PURCHASE CONTRACT

      This FORWARD PURCHASE CONTRACT is made as of this ____ day of May, 1998 among Dollar General STRYPES Trust, a business trust created pursuant to the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. (Sections 3801 et seq.)) (such trust and the trustees thereof acting in their capacity as such being referred to herein as the "Purchaser"), The Bank of New York, a New York banking corporation, as agent and custodian for and on behalf of the Purchaser (the "Collateral Agent") and as Administrator (as defined herein), and the Turner Children Trust, a trust made by Cal Turner, Jr., James Stephen Turner, Laura Jo Dugas and Katherine Turner Weaver as Donors under the Indenture of Trust dated January 21, 1980, as amended, and for which Cal Turner, Jr. and James Stephen Turner act as Co-Trustees (such trust and the co-trustees thereof acting in their capacities as such being referred to herein as the "Seller").

      WHEREAS, the Purchaser has filed with the Securities and Exchange Commission a registration statement on Form N-2 (File Nos. 333-50783 and 811-08755) and Pre-Effective Amendments No. 1 and 2 thereto contemplating the offering of up to 8,625,000 of its Structured Yield Product Exchangeable for Stock(SM) (the "STRYPES"), the terms of which contemplate that, on __________, 2001 (the "Exchange Date"), each such STRYPES will be mandatorily exchanged for a specified number of shares of the Common Stock, par value $.50 per share (the "Dollar General Common Stock"), of Dollar General Corporation, a Kentucky corporation ("Dollar General"), or, in certain circumstances, cash, or a combination of cash and Dollar General Common Stock, with an equal value.

      WHEREAS, the Purchaser has agreed, pursuant to a purchase agreement dated the date hereof (the "Purchase Agreement") among the Purchaser, the Seller and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. (together, the "Underwriters", which term shall also include any underwriter substituted as provided in Section 10 of the Purchase Agreement), to issue and sell to the Underwriters, acting severally and not jointly, an aggregate of 7,500,000 STRYPES (the "Initial STRYPES") and, at the Underwriters' option, all or any part of 1,125,000 additional STRYPES (the "Option STRYPES") to cover over-allotments, if any.

      WHEREAS, the STRYPES are to be issued pursuant to an Amended and Restated Trust Agreement, dated as of May 1, 1998 (the "Trust Agreement"), among the trustees of the Purchaser and ML IBK Positions, Inc., as Sponsor.

      WHEREAS, in exchange for certain consideration to be paid by the Purchaser hereunder, the Purchaser and the Seller desire to provide for the future acquisition, sale and delivery of that number of shares of Dollar General Common Stock required by the Purchaser in order to exchange all of the STRYPES on the Exchange Date, subject to the Seller's right to accelerate the settlement of its obligation hereunder, at the price established under this Agreement.

--------
(SM) Service mark of Merrill Lynch and Co., Inc.


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      WHEREAS, the Seller owns at least ___ shares of Series A Convertible
Junior Preferred Stock of Dollar General (the "Series A Preferred Stock"), each of which is convertible, at the date hereof, into 4.625 shares of Dollar General Common Stock.

      WHEREAS, pursuant to a Security and Pledge Agreement to be dated as of __________, 1998 (the "Security and Pledge Agreement"), among the Purchaser, the Seller and the Collateral Agent, an aggregate of ___ shares of the Series A Preferred Stock initially will be delivered to the Collateral Agent in order to secure the Seller's delivery and other obligations hereunder.

      WHEREAS, the Seller and the Purchaser desire that ownership of the shares of Series A Preferred Stock held by the Collateral Agent (including, without limitation, voting rights and rights to receive any dividends, interest, distributions and other payments in respect thereof) remain in the Seller unless and until such shares are delivered to the Purchaser pursuant to the provisions of this Agreement and the Security and Pledge Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

                                       I.

                                   Definitions

      1.1. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms, when used herein, shall have the following meanings:

      "Acceleration Amount" has the meaning specified in Section 7.1 hereof.

      "Acceleration Amount Notice" has the meaning specified in Section 7.1 hereof.

      "Acceleration Date" means the date on which an Event of Default shall have occurred.

      "Acceleration Value" has the meaning specified in Section 7.1 hereof.

      "Administration Agreement" means the agreement between the Administrator and the Purchaser, substantially in the form of Exhibit E to the Trust Agreement, and any substitute agreement therefor entered into pursuant to
Section 2.05(a) of the Trust Agreement.

      "Administrator" means The Bank of New York, the Administrator for the Purchaser under the Administration Agreement, or any successor thereto.

      "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a partner in, or a director or officer of, such Person.


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      "Agreement" means this Forward Purchase Contract and any schedules and exhibits hereto.

      "Aggregate Acceleration Value" has the meaning specified in Section 7.1 hereof.

      "Bankruptcy Code" means title 11 of the United States Code.

      "Business Day" means any day that is not a Saturday, a Sunday or a day on which the NYSE, The NASDAQ National Market, or banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.

      "Cash Payment Amount" has the meaning specified in Section 2.5 hereof.

      "Closing" has the meaning specified in Section 2.3 hereof.

      "Closing Date" means the date of the Closing.

      "Closing Price" means, with respect to any security on any date of determination, the closing sale price (or, if no closing price is reported, the last reported sale price) of such security on the NYSE on such date or, if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, or, if such security is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the shares of such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Administrator.

      "Collateral" has the meaning ascribed thereto in the Security and Pledge Agreement.

      "Collateral Agent" means the financial institution identified as such in the introductory paragraph of this Agreement, or any successor thereto.

      "Collateral Amount" has the meaning specified in Section 6.1 hereof.

      "Contract Commitment" has the meaning specified in Section 2.1(a) hereof.

      "Contract Consideration" means (i) in the case of a Closing under Section
2.1 hereof, the aggregate number of shares of Dollar General Common Stock deliverable by the Seller on the Settlement Date as provided in Section 2.1, assuming that the Seller has not elected to exercise the option contained in
Section 2.5 to deliver cash in lieu of such Dollar General Common Stock; (ii) in the case of a Closing under Section 7.1 hereof, the aggregate number of shares of Dollar General Common Stock deliverable by the Seller on the Acceleration Date as provided in Section 7.1 hereof; (iii) in the case of a Closing under
Section 7.2 hereof, the amount of cash and/or the aggregate number of units of any Marketable Security deliverable by the Seller on the Early Settlement Date as provided in Section 7.2 hereof; and (iv) in the case of any Closing


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under Section 7.3 hereof, the amount of cash and/or the aggregate number of shares of Dollar General Common Stock deliverable by the Seller on the related Optional Acceleration Date as provided in Section 7.3 hereof.

      "Control" (including the terms "controlled by" or "under common control with") means, as to any Person, the possession, direct or indirect, of the power to vote ten percent or more of the securities having ordinary voting power for the election of directors of such Person or to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

      "Current Market Price" means, on any date of determination, the average of the daily Closing Prices per share of the Dollar General Common Stock for the five consecutive Trading Days ending on and including such date of determination (appropriately adjusted to take into account the occurrence during such five-day period of any event that results in an adjustment of the Exchange Rate Formula); provided, however, that if the Closing Price of the Dollar General Common Stock on the Trading Day next following such five-day period (the "Next-Day Closing Price") is less than 95% of such five-day average, then the Current Market Price per share of Dollar General Common Stock on such date of determination will be the Next-Day Closing Price; and provided further that, for purposes of calculating the Current Market Price in connection with any acceleration of the Seller's obligation under Section 2.1 hereof as provided in Section 7.3 hereof, if any adjustment to the Exchange Rate Formula becomes effective as of any date during the period beginning on the first day of such five-day period and ending on the applicable Optional Acceleration Date, as the case may be, then the Current Market Price as determined pursuant to the foregoing will be appropriately adjusted to reflect such adjustment

      "Date of Delivery" has the meaning specified in Section 2.1(b) hereof.

      "Dollar General" has the meaning specified in the first recital in this Agreement.

      "Dollar General Common Stock" has the meaning specified in the first recital in this Agreement; provided that, in the event of a reclassification referred to in clause (iv) of Section 3.1(a), the term "Dollar General Common Stock" shall mean the other common stock of Dollar General issued pursuant thereto.

      "Dollar General Successor" means any surviving entity or subsequent surviving entity of Dollar General.

      "Early Settlement Amount" has the meaning specified in Section 7.2 hereof.

      "Early Settlement Date" has the meaning specified in Section 7.2 hereof.

      "Equity Appreciation Cap" means, $[_______].

      "Event of Default" means an Event of Default as defined in the Security and Pledge Agreement.


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      "Exchange Amount" means the number of shares of Dollar General Common
Stock determined as of 10:00 A.M. (New York City time) on the second Business Day preceding the Exchange Date in accordance with the Exchange Rate Formula, subject to adjustment as provided in Section 7.3(d) hereof in connection with any exercise by the Seller of its acceleration option contained in Section 7.3(a) hereof.

      "Exchange Rate Formula" means the following formula, subject to adjustment as a result of certain dilution events relating to the Dollar General Common Stock as provided for in Article III: (a) if the Exchange Price is greater than the Equity Appreciation Cap, a fractional share of Dollar General Common Stock so that the value thereof (determined based on the Exchange Price) equals the Equity Appreciation Cap and (b) if the Exchange Price is less than or equal to the Equity Appreciation Cap, one share of Dollar General Common Stock.

      "Exchange Date" has the meaning specified in the first recital in this Agreement.

      "Exchange Price" means the average Closing Price per share of Dollar General Common Stock on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Exchange Date, subject to adjustment as provided in Section 3.1(f).

      "Extraordinary Cash Dividend" means, with respect to any consecutive 12-month period, the amount, if any, by which the aggregate amount of all cash dividends on the Dollar General Common Stock occurring in such 12-month period (excluding any such dividends occurring in such period for which a prior adjustment to the Exchange Rate Formula was previously made under Section 3.1) exceeds on a per share basis 10% of the average of the Closing Prices per share of the Dollar General Common Stock over such 12-month period; provided that, for purposes of the foregoing definition, the amount of cash dividends paid on a per share basis shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 3.1 (a), (b) or (c).

      "Firm Consideration Amount" has the meaning specified in Section 2.2(a) hereof.

      "Firm Contract Commitment" has the meaning specified in Section 2.1(a) hereof.

      "Firm Payment Date" has the meaning specified in Section 2.2(a) hereof.

      "Independent Dealers" has the meaning specified in Section 7.1 hereof.

      "Initial STRYPES" has the meaning specified in the second recital in this Agreement.

      "Marketable Securities" means any securities listed on a U.S. national securities exchange or reported by The NASDAQ National Market.

      "Notice Date" means, with respect to any notice given to the holders of STRYPES pursuant to Section 2.2(l) of the Administration Agreement in connection with any exercise by the Seller of its acceleration option contained in Section 7.3(a) hereof, the commencement of the mailing of such notice to the holders of STRYPES by the Administrator pursuant to Section 2.2(l) of the Administration Agreement.


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      "NYSE" means the New York Stock Exchange, Inc.

      "Option Consideration Amount" has the meaning specified in Section 2.2(b) hereof.

      "Option Contract Commitment" has the meaning specified in Section 2.1(b) hereof.

      "Option STRYPES" has the meaning specified in the second recital in this Agreement.

      "Optional Acceleration Amount" has the meaning specified in Section 7.3(a) hereof.

      "Optional Acceleration Date" means any date fixed by the Seller for accelerated settlement of all or any portion of its obligation under Section 2.1 hereof, as specified in an Optional Acceleration Notice given as provided in
Section 7.3(c) hereof.

      "Optional Acceleration Notice" has the meaning specified in Section 7.3(c) hereof.

      "Optional Acceleration Percentage" means, with respect to any Optional Acceleration Date, the percentage of the Optional Acceleration Value selected for accelerated settlement on such Optional Acceleration Date, as specified in an Optional Acceleration Notice given as provided in Section 7.3(c) hereof.

      "Optional Acceleration Value" means, on any date of determination, the Original Optional Acceleration Value less the sum of all Optional Acceleration Amounts previously paid by the Seller to the Purchaser hereunder.

      "Original Optional Acceleration Value" means an amount equal to the product of (i) the Equity Appreciation Cap and (ii) the Contract Commitment.

      "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency or instrumentality thereof.

      "Purchase Agreement" has the meaning specified in the second recital in this Agreement.

      "Purchaser" has the meaning specified in the introductory paragraph of this Agreement.

      "Purchaser Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any Person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Purchaser.

      "Reorganization Event" means any of the following events: (i) any consolidation or merger of Dollar General, or any Dollar General Successor, with or into another corporation (other than (x) a consolidation or merger in which Dollar General is the continuing corporation and in which the Dollar General Common Stock outstanding immediately prior to the consolidation or merger is not exchanged for cash, securities or other property of Dollar General or another entity or (y) a statutory merger effected solely for the purpose of changing the state of


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incorporation of Dollar General or any Dollar General Successor), (ii) any sale, transfer, lease or conveyance to another corporation of the property of Dollar General or any Dollar General Successor as an entirety or substantially as an entirety, (iii) any statutory exchange of securities of Dollar General or any Dollar General Successor with another corporation (other than in connection with a merger or acquisition) or (iv) any liquidation, dissolution, or winding up of Dollar General or any Dollar General Successor (other than any liquidation, dissolution or winding up constituting an Event of Default).

      "Securities Act" means the Securities Act of 1933, as amended.

      "Security and Pledge Agreement" has the meaning specified in the sixth recital in this Agreement.

      "Sellers" has the meaning specified in the introductory paragraph of this Agreement.

      "Seller Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any Person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Seller.

      "Series A Preferred Stock" has the meaning specified in the fifth recital in this Agreement.

      "Settlement Date" has the meaning specified in Section 2.3 hereof.

      "Share Component" means the number of shares of Dollar General Common Stock specified in clause (b) of the Exchange Rate Formula.

      "STRYPES" has the meaning specified in the first recital in this Agreement.

      "Total Option Contract Commitment" has the meaning specified in Section 2.1(b) hereof.

      "Trading Day" means, with respect to any security the Closing Price of which is being determined, a day on which such security (i) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (ii) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

      "Transaction Value" means, with respect to any Reorganization Event, the sum of (x) for any cash received in such Reorganization Event, the amount of cash received per share of Dollar General Common Stock, (y) for any property other than cash or securities received in such Reorganization Event, an amount equal to the market value on the date the Reorganization Event is consummated of such property received per share of Dollar General Common Stock as determined by a nationally recognized independent investment banking firm retained for this purpose by the Administrator and (z) for any securities received in such Reorganization Event, an amount equal to the average Closing Price per unit of such securities on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Early Settlement


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Date, multiplied by the number of such securities (subject to adjustment on a basis consistent with the provisions of Section 3.1 hereof) received for each share of Dollar General Common Stock; provided, however, if one or more adjustments to the Exchange Rate Formula shall have become effective prior to the effective date for such Reorganization Event, then the Transaction Value determined in accordance with the foregoing shall be adjusted by multiplying such Transaction Value by the Share Component immediately before the effective date for such Reorganization Event.

      "Trust Agreement" has the meaning specified in the third recital in this Agreement.

      "Underwriters" has the meaning specified in the second recital in this Agreement.

                                      II.

                    Contract Consideration or Cash Settlement

      2.1. Sale and Purchase. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Seller agrees to sell, assign, transfer, convey and deliver to the Purchaser on the Settlement Date, and the Purchaser agrees to acquire from the Seller on the Settlement Date, the aggregate number of shares of Dollar General Common Stock equal to the product of the Exchange Amount and the Contract Commitment. The term "Contract Commitment" initially means ___________ (the "Firm Contract Commitment") and shall be increased by each Option Contract Commitment as provided in Section 2.1(b) below.

      (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Seller hereby grants an option to the Purchaser to increase the Contract Commitment by up to _________ in the aggregate (the "Total Option Contract Commitment"). The option granted hereby will expire 30 days after the date hereof and may be exercised in whole or in part from time to time for the sole purpose of obtaining the aggregate number of shares of Dollar General Common Stock that would be required to be delivered by the Purchaser upon exchange of any Option STRYPES issued by the Purchaser upon exercise by the Underwriters of the option described in Section 2(b) of the Purchase Agreement. The Purchaser may exercise the option granted hereby by delivering to the Seller, upon receipt by the Purchaser of notice that the Underwriters are exercising their option to purchase Option STRYPES, prompt notice of such exercise by the Underwriters, stating the number of Option STRYPES as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Option STRYPES (any such time and date of delivery, a "Date of Delivery"). Upon delivery of any such notice as aforesaid, the Contract Commitment shall be increased automatically by a number equal to the total number of Option STRYPES then being purchased by the Underwriters, such number by which the Contract Commitment shall so increase being referred to an "Option Contract Commitment".

      2.2. Consideration. (a) The consideration to be paid by the Purchaser for the Seller's obligation hereunder to deliver (or cause to be delivered) the Contract Consideration in respect of


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

the Seller's Firm Contract Commitment shall be an amount in cash (the "Firm
Consideration Amount") equal to $[      ]. Upon the terms and subject to the
conditions of this Agreement, the Purchaser shall deliver to the Seller the Firm Consideration Amount at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by the Purchaser and the Seller, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing of the STRYPES offering occurs after 4:30 P.M. (New York City time) on any given day) Business Day after the date hereof, or such other time not later than ten Business Days after such date as shall be agreed upon by the Purchaser and the Seller (such time and date of payment being herein called the "Firm Payment Date").

      (b) The consideration to be paid by the Purchaser for the Seller's obligation hereunder to deliver (or cause to be delivered) the Contract Consideration in respect of any Option Contract Commitment shall be an amount in cash (the "Option Consideration Amount") equal to the product of such Option Contract Commitment and the Option Unit Consideration set forth in an Option Unit Pricing Agreement substantially in the form of Exhibit A hereto. The Option Unit Pricing Agreement may take the form of an exchange of any standard form of written telecommunication among the Purchaser and the Seller. From and after the date of execution and delivery of any Option Unit Pricing Agreement, this Agreement shall be deemed to incorporate such Option Unit Pricing Agreement. Upon the terms and subject to the conditions of this Agreement, the Purchaser shall deliver to the Seller the Option Consideration Amount on the related Date of Delivery at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by the Purchaser and the Seller.

      (c) Payment of the Firm Consideration Amount and any Option Consideration Amount to the Seller shall be made by Fedwire transfer of immediately available funds to an account designated by the Seller, or such other form of payment specified by the Seller, against delivery by the Seller to the Collateral Agent of the number of shares of Series A Preferred Stock necessary to comply with the Seller's obligation under Section 6.1 hereof.

      2.3. Delivery of Contract Consideration. Consummation of the acquisition, sale and delivery of the Contract Consideration to be sold, assigned, transferred, conveyed and delivered by the Seller, and acquired by the Purchaser, pursuant to this Agreement (the "Closing") shall take place (i) in the case of an acquisition, sale and delivery pursuant to Section 2.1 hereof, on the Business Day immediately preceding the Exchange Date (the "Settlement Date"), (ii) in the case of an acquisition, sale and delivery pursuant to
Section 7.1 hereof, upon delivery of the Dollar General Common Stock to the Purchaser pursuant to Section 6(a) of the Security and Pledge Agreement, (iii) in the case of an acquisition, sale and delivery pursuant to Section 7.2 hereof, on the Early Settlement Date and (iv) in the case of an acquisition, sale and delivery pursuant to Section 7.3 hereof, on the related Optional Acceleration Date. Delivery of the Contract Consideration shall be made at the offices of the Administrator at 101 Barclay Street, New York, New York 10286, or at such other place as shall be agreed upon by the Purchaser and the Seller. Certificates representing the shares of Dollar General Common Stock (or units of any Marketable Security deliverable pursuant to Section 7.2 hereof) in registered form that are part of the Contract Consideration shall be registered in the Purchaser's name or in the name of a depositary or a nominee of a depositary as requested by the Purchaser at least one full Business


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

Day before the Closing Date, unless such shares of Dollar General Common Stock (or units of any Marketable Security) are represented by one or more global certificates registered in the name of a depositary or a nominee of a depositary or are book entry securities, in which event the Purchaser's interest in such securities shall be noted in a manner reasonably satisfactory to the Purchaser and its counsel. Marketable Securities that are part of the Contract Consideration delivered to the Purchaser shall be transferable by the Purchaser, following receipt from the Seller, without any restrictions not generally applicable to all holders of such Marketable Securities (other than restrictions created by the Purchaser or the Collateral Agent).

      2.4. No Fractional Shares or Units. (a) No fractional shares or scrip representing fractional shares of Dollar General Common Stock shall be delivered on the Settlement Date. Instead of any fractional share of Dollar General Common Stock which would otherwise be deliverable by the Seller on the Settlement Date, the Seller shall make a cash payment in respect of such fractional share in an amount equal to the value of such fractional share based upon the Exchange Price.

      (b) No fractional units or scrip representing fractional units of any Marketable Security shall be delivered on the Early Settlement Date. Instead of any fractional unit of any Marketable Security which would otherwise be deliverable by the Seller on the Early Settlement Date, the Seller shall make a cash payment in respect of such fractional unit in an amount equal to the value of such fractional unit based upon the average Closing Price per unit of such Marketable Security on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Early Settlement Date.

      (c) No fractional shares or script representing fractional shares of Dollar General Common Stock shall be delivered on any Optional Acceleration Date. Instead of any fractional share of Dollar General Common Stock which would otherwise be deliverable by the Seller on any Optional Acceleration Date, the Seller shall make a cash payment in respect of such fractional share in an amount equal to the value of such fractional share based on the Current Market Price as of the second Trading Day immediately preceding the applicable Notice Date.

      2.5. Cash Settlement Option. Notwithstanding the provisions of Sections 2.1, 2.2, 2.3, and 2.4, but subject to the provisions of Section 7.1 hereof, the Seller shall have the option, exercisable in its sole discretion by notice given to the Purchaser as provided below, to settle its obligation contained in
Section 2.1 hereof to deliver shares of Dollar General Common Stock, in whole or in part, through a cash payment on the Settlement Date, in lieu of delivery of such shares of Dollar General Common Stock. The amount of such cash settlement payment (the "Cash Payment Amount") to be made by the Seller shall be determined as of 10:00 A.M. (New York City time) on the Settlement Date and shall equal the average Closing Price per share of Dollar General Common Stock on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Exchange Date, multiplied by the number of shares of Dollar General Common Stock in respect of which an election to exercise the cash settlement option is made. The Cash Payment Amount shall be calculated to the nearest 1/100th of a dollar or, if there is not a nearest 1/100th of a dollar, then to the next higher 1/100th of a dollar. Notice of the Seller's irrevocable election to exercise its cash settlement option shall be given to the

Purchaser and the Collateral Agent, not more than 45 nor less than 10 Trading Days prior to the Settlement Date.

      2.6. Conditions to Purchaser's Obligations. (a) The Purchaser's obligation to deliver the Firm Consideration Amount on the Firm Payment Date is conditioned upon (i) the purchase and sale of the Initial STRYPES pursuant to the Purchase Agreement having been consummated as contemplated therein, (ii) the representations and warranties of the Seller contained in Article IV hereof being true and correct as of the Firm Payment Date, (iii) the Security and Pledge Agreement having been executed by the parties thereto and the delivery of the Collateral thereunder having been made, and (iv) the Seller having obtained and delivered to the Purchaser a written waiver by Dollar General of its right of first refusal contained in paragraph 8(A) of Paragraph B of Article V of Dollar General's Restated Articles of Incorporation, as amended as of August 22, 1994, with respect to the Collateral.

      (b) The Purchaser's obligation to deliver any Option Consideration Amount on any Date of Delivery is conditioned upon (i) the purchase and sale of the related Option STRYPES pursuant to the Purchase Agreement having been consummated as contemplated therein, (ii) the representations and warranties of the Seller contained in Article IV hereof being true and correct as of such Date of Delivery and (iii) the Security and Pledge Agreement having been executed by the parties thereto and the delivery of the Collateral thereunder having been made.

      (c) If any condition specified in this Section 2.6 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or in the case of any condition to the delivery of any Option Consideration Amount on a Date of Delivery which is after the Firm Payment Date, the obligation of the Purchaser to deliver such Option Consideration Amount on such Date of Delivery (and obligations of the Purchaser and the Seller with respect to the future acquisition, sale and delivery of the Contract Consideration in respect of the related Option Contract Commitment), may be terminated by the Purchaser by notice to the Seller at any time at or prior to the Firm Payment Date or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party, except that Sections 8.3 and 8.4 shall survive any such termination and remain in full force and effect.

                                      III.

                        Exchange Rate Formula Adjustments

      3.1. (a) Adjustment for Subdivisions, Splits, Combinations or Reclassifications. If Dollar General shall, after the date hereof:

                  (i) pay a stock dividend or make a distribution with respect to Dollar General Common Stock in shares of such stock;

                  (ii) subdivide or split the outstanding shares of Dollar General Common Stock into a greater number of shares;

                  (iii) combine the outstanding shares of Dollar General Common Stock into a smaller number of shares; or

                  (iv) issue by reclassification of shares of Dollar General Common Stock any shares of other common stock of Dollar General;

then, in any such event, the Share Component in the Exchange Rate Formula shall be adjusted so that the Purchaser will receive on the Settlement Date the number of shares of Dollar General Common Stock (or, in the case of a reclassification referred to in clause (iv) above, the number of shares of other common stock of Dollar General issued pursuant thereto) which the Purchaser would have owned or been entitled to receive immediately following any event described above had the Seller's obligation under Section 2.1 hereof been satisfied by delivery of Dollar General Common Stock immediately prior to such event or any record date with respect thereto. Each such adjustment shall become effective at the opening of business on the Business Day next following the record date for determination of holders of Dollar General Common Stock entitled to receive such dividend or distribution in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, split, combination or reclassification. Each such adjustment shall be made successively.

      (b) Adjustment for Issuance of Certain Rights or Warrants. If Dollar General shall, after the date hereof, issue rights or warrants to all holders of Dollar General Common Stock entitling them to subscribe for or purchase shares of Dollar General Common Stock at a price per share less than the then current market price of the Dollar General Common Stock (other than rights to purchase Dollar General Common Stock pursuant to a plan for the reinvestment of dividends or interest), then in each case the Exchange Rate Formula shall be adjusted by multiplying the Share Component in the Exchange Rate Formula in effect immediately prior to the date of issuance of such rights or warrants by a fraction, the numerator of which shall be the number of shares of Dollar General Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of Dollar General Common Stock offered for subscription or purchase pursuant to such rights or warrants, and the denominator of which shall be the number of shares of Dollar General Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of Dollar General Common Stock which the aggregate offering price of the total number of shares of Dollar General Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at such current market price, which shall be determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such current market price. Such adjustment shall become effective at the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Dollar General Common Stock are not delivered after the expiration of such rights or warrants, the Exchange Rate Formula shall be readjusted to the Exchange Rate Formula which would then be in effect had such adjustments for the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Dollar General Common Stock actually delivered. Each such adjustment shall be made successively. For purposes of this subparagraph (b) only, the term "current market price" shall mean the average Closing Price per share of Dollar General Common Stock on the 20 Trading

Days immediately prior to the date such rights or warrants are issued; provided, however, if any event that would result in another adjustment of the Exchange Rate Formula pursuant to this Section 3.1 occurs during such 20-day period, the current market price as determined pursuant to the foregoing shall be appropriately adjusted to reflect the occurrence of such event.

      (c) Adjustment for Distributions. If Dollar General shall, after the date hereof, pay a dividend or make a distribution to all holders of Dollar General Common Stock of evidences of its indebtedness or other assets (excluding any stock dividends or distributions described in clause (i) of Section 3.1(a) above or any cash dividends that do not constitute Extraordinary Cash Dividends) or shall issue to all holders of Dollar General Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding any rights to purchase shares of Dollar General Common Stock pursuant to a plan for the reinvestment of dividends or interest and any rights or warrants referred to in
Section 3.1(b) above), then in each such case, the Exchange Rate Formula shall be adjusted by multiplying the Share Component in the Exchange Rate Formula in effect on the record date referred to below by a fraction, the numerator of which shall be the market price per share of Dollar General Common Stock on the record date for the determination of stockholders entitled to receive such dividend or distribution or such rights or warrants, and the denominator of which shall be such market price per share of Dollar General Common Stock less the fair market value (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Administrator, whose determination shall be conclusive) as of such record date of the portion of the assets or evidences of indebtedness to be distributed or of such subscription rights or warrants applicable to one share of Dollar General Common Stock. Each such adjustment shall become effective on the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such dividend or distribution or such rights or warrants. Each such adjustment shall be made successively. For purposes of this subsection (c) only, the term "market price" shall mean the average Closing Price per share of Dollar General Common Stock on the 20 Trading Days immediately prior to such record date for the determination of stockholders entitled to receive such dividend or distribution or such rights or warrants; provided, however, if any event that would result in another adjustment of the Exchange Rate Formula pursuant to this Section 3.1 occurs during such 20-day period, the market price as determined pursuant to the foregoing shall be appropriately adjusted to reflect the occurrence of such event.

      (d) Adjustment for Statutory Merger. In the event of a statutory merger effected solely for the purpose of changing the state of incorporation of Dollar General or any Dollar General Successor, the Exchange Rate Formula shall be adjusted so that the Purchaser will receive on the Settlement Date the number of shares of capital stock of the continuing corporation in such statutory merger which the Purchaser would have owned or been entitled to receive immediately following such statutory merger had the Seller's obligation under Section 2.1 hereof been satisfied by delivery of Dollar General Common Stock immediately prior to the effective date of such statutory merger.

      (e) Issuance in Payment of Dividend. Any shares of Dollar General Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Dollar General Common Stock under subsection (b) above.

      (f) General; Exchange Price Adjustment. All adjustments to the Exchange Rate Formula shall be calculated to the nearest 1/10,000th of a share of Dollar General Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Exchange Rate Formula shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Exchange Rate Formula pursuant to subsection (a), (b), (c) or (d) of this Section 3.1, an adjustment shall also be made to the Exchange Price solely to determine which of clauses (a) or (b) of the Exchange Rate Formula will apply on the Exchange Date. The required adjustment to the Exchange Price shall be made by multiplying each of the Closing Prices used in determining the Exchange Price by a fraction, the numerator of which shall be the Share Component immediately after such adjustment pursuant to subsection (a), (b), (c) or (d) and the denominator of which shall be the Share Component immediately before such adjustment. Each such adjustment shall be made successively. This subsection (f) shall be so used to adjust the definition of Exchange Price only as such term is used for the first time in each of clauses (a) and (b) of the Exchange Rate Formula.

                                      IV.

                  Representations and Warranties of the Seller

      The Seller represents and warrants to the Purchaser as of the date hereof, as of the Firm Payment Date, as of each Date of Delivery (if any) and as of the Closing Date as follows:

      (a) The Seller has the full right, power and authority to enter into and perform its obligations under this Agreement and the Security and Pledge Agreement, including, without limitation, to pledge and assign the shares of Series A Preferred Stock to be pledged and assigned by the Seller pursuant to the Security and Pledge Agreement, and to sell, transfer and deliver the Contract Consideration to be sold by the Seller pursuant to this Agreement.

      (b) This Agreement has been duly, executed and delivered by the Seller and (assuming the due authorization, execution and delivery by the other parties thereto) constitutes a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement hereof and thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

      (c) At the Firm Payment Date, the Security and Pledge Agreement will have been duly, executed and delivered by the Seller and (assuming the due authorization, execution and delivery by the other parties thereto) will constitute a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement hereof and thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

      (d) (i) At the date hereof, Cal Turner, Jr. and James Stephen Turner, as Co-Trustees of the Seller, are the sole registered owners of the shares of Series A Preferred Stock to be delivered, pledged and assigned by the Seller pursuant to the Security and Pledge Agreement, and each such share is immediately convertible into 4.625 shares of Dollar General Common Stock, (ii) the Seller has all rights, title and interest in and to the shares of Series A Preferred Stock to be delivered, pledged and assigned by the Seller pursuant to the Security and Pledge Agreement, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity and (iii) to the extent that the Seller elects to deliver any shares of Dollar General Common Stock (or, in the event there shall occur a Reorganization Event, units of any Marketable Security) at any Closing, upon delivery of such shares of Dollar General Common Stock (or, in the event there shall occur a Reorganization Event, units of any Marketable Security) against payment therefor pursuant to this Agreement, assuming the Purchaser purchased for value and without notice of any adverse claim, the Purchaser will have acquired all rights, title and interest in and to such shares of Dollar General Common Stock (or, in the event there shall occur a Reorganization Event, units of any Marketable Security), free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (except for any security interest, mortgage, pledge, lien, encumbrance, claim or equity created by the Purchaser or the Collateral Agent). The sale, transfer and delivery of the shares of Dollar General Common Stock (or, in the event there shall occur a Reorganization Event, units of any Marketable Security) by the Seller as contemplated by this Agreement is not, and at the time of delivery of such shares of Dollar General Common Stock (or, in the event there shall occur a Reorganization Event, units of any Marketable Security) will not be, subject to any right of first refusal or similar rights of any person pursuant to any contract or instrument to which the Seller is a party or by which the Seller is bound (other than rights which have been waived or satisfied).

      (e) No declaration or filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the execution, delivery or performance by the Seller of this Agreement or the Security and Pledge Agreement or the consummation by the Seller of the transactions contemplated herein and therein, except such as have been already obtained or as may be required under the Securities Act or the rules and regulations promulgated thereunder or state securities laws.

      (f) The execution, delivery and performance by the Seller of this Agreement and the Security and Pledge Agreement and the consummation by the Seller of the transactions contemplated herein and therein and compliance by the Seller with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Seller Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets held in trust by the Seller pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Seller is a party or by which the Seller is bound, or to which any of the property or assets of the Seller is subject (except for such conflicts, breaches, defaults or Seller Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, materially and adversely affect the ability of the Seller to perform its obligations under this Agreement or the Security and Pledge Agreement), nor will such action result in any violation of the provisions of the Indenture of Trust or any applicable law, statute, rule or regulation of any government or government instrumentality having jurisdiction over the Seller or any of its assets or properties (other than any state securities or "blue sky" law, statute, rule or regulation, as to which no representation and warranty is made), or any applicable judgment, order, writ or decree of any government, government instrumentality or domestic court having jurisdiction over the Seller or any of its assets or properties (except in all cases for violations that would not, singly or in the aggregate, materially and adversely affect the ability of the Seller to perform its obligations under this Agreement or the Security and Pledge Agreement).

                                       V.

                   Representations and Warranties of Purchaser

      The Purchaser represents and warrants to the Seller as of the date hereof, as of the Firm Payment Date, as of each Date of Delivery (if any) and, with respect to the representations and warranties contained in paragraph (a) and (b) below only, as of the Closing Date, as follows:

      (a) The Purchaser has been duly created and is validly existing as a business trust in good standing under the laws of the State of Delaware with power and authority to enter into and perform its obligations under this Agreement and the Security and Pledge Agreement. Through the date hereof, the Purchaser's activities have been limited to (i) registering the Purchaser under the Investment Company Act of 1940, as amended, (ii) registering the offer and sale of the STRYPES under the Securities Act and (iii) such other activities that are necessarily incident to, or connected with, or necessary to accomplish, the foregoing and the offer and sale of the STRYPES and the operation of the Purchaser as described in the Purchaser's Prospectus dated May __, 1998, relating to the STRYPES.

      (b) This Agreement has been duly authorized, executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery by the other parties thereto) constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement hereof and thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

      (c) At the Firm Payment Date, the Security and Pledge Agreement will have been duly authorized, executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery by the other parties thereto) will constitute a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement hereof and thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

      (d) No declaration or filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the execution, delivery or performance by the Purchaser of this Agreement or the Security and Pledge Agreement or the consummation by the Purchaser of the transactions contemplated herein and therein, except such as have been already obtained or as may be required under the Securities Act or the rules and regulations promulgated thereunder or state securities laws.

      (e) The execution, delivery and performance by the Purchaser of this Agreement and the Security and Pledge Agreement and the consummation by the Purchaser of the transactions contemplated herein and therein and compliance by the Purchaser with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Purchaser Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Purchaser pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound, or to which any of the property or assets of the Purchaser is subject (except for such conflicts, breaches, defaults or Purchaser Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, materially and adversely affect the ability of the Purchaser to perform its obligations under this Agreement or the Security and Pledge Agreement), nor will such action result in any violation of the provisions of the Trust Agreement or the trust certificate of the Trust filed with the State of Delaware on April 15, 1998 or any applicable law, statute, rule, or regulation of any government or government instrumentality having jurisdiction over the Purchaser or any of its assets or properties (other than any state securities or "blue sky" law, statute, rule or regulation, as to which no representation and warranty is made), or any applicable judgment, order, writ or decree of any government, government instrumentality or domestic court having jurisdiction over the Purchaser or any of its assets, properties or operations (except in all cases for violations that would not, singly or in the aggregate, materially and adversely affect the ability of the Purchaser to perform its obligations under this Agreement or the Security and Pledge Agreement).

                                       VI.

                                    Covenants

      6.1. Collateral. The Seller shall cause to be held by the Collateral Agent at all times during the term of this Agreement either (i) an aggregate number of shares of Dollar General Common Stock at least equal to the maximum number of shares of Dollar General Common Stock that would be required to be delivered by the Seller on the Settlement Date pursuant to

Section 2.1 hereof, assuming that the Seller has not elected to exercise its option to settle its obligation under such Section 2.1 through cash payment on the Settlement Date pursuant to Section 2.5 hereof or (ii) an aggregate number of shares of Series A Preferred Stock that are immediately convertible into a number of shares of Dollar General Common Stock at least equal to the maximum number of shares of Dollar General Common Stock that would be required to be delivered by the Seller on the Settlement Date pursuant to Section 2.1 hereof, assuming that the Seller has not elected to exercise its option to settle its obligation under such Section 2.1 through cash payment on the Settlement Date pursuant to Section 2.5 hereof; provided, however, that, from and after the effective date for any Reorganization Event, the Seller shall cause to be held by the Collateral Agent, in lieu of shares of Dollar General Common Stock or Series A Preferred Stock, as the case may be, an aggregate amount of cash and/or an aggregate amount of Marketable Securities at least equal to the maximum amount of cash and/or maximum amount of Marketable Securities that would be required to be delivered by the Seller on the Early Settlement Date pursuant to
Section 7.2 hereof (such aggregate number of shares of Dollar General Common Stock or Series A Preferred Stock, as the case may be, or, in the event there shall have occurred a Reorganization Event, such aggregate amounts of cash and/or Marketable Securities being referred to herein as the "Collateral Amount").

      6.2. Taxes. The Seller shall pay any and all documentary, stamp, transfer or similar taxes and charges that may be payable in respect of the execution and delivery by the Seller of this Agreement and the transfer and delivery by the Seller of the Contract Consideration pursuant hereto.

      6.3. Tax Treatment. The Purchaser and the Seller hereby agree to treat, for United States Federal, state and local tax purposes, this Agreement as a pre-paid forward contract, which does not constitute, in whole or in part, indebtedness, pursuant to which the Purchaser is obligated to purchase at the Closing the Contract Consideration which the Seller is obligated to deliver at that time (subject to the Seller's right to deliver cash in lieu of the Contract Consideration as provided in Section 2.5 hereof). Notwithstanding the foregoing, as used in this Section 6.3, the term "forward contract" does not mean a "forward contract" as referred to in either Section 101(49)(B)(iii) of the Bankruptcy Code or Section 1259(d)(1) of the Internal Revenue Code of 1986, as amended.

      6.4. Certain Notices. (a) In case at any time while any of the STRYPES are outstanding the Seller receives written notice that:

                  (i) Dollar General shall declare a dividend (or any other distribution) on or in respect of the Dollar General Common Stock to which
      Section 3.1(a) or (c) hereof shall apply (other than any cash dividends, if any, paid from time to time by Dollar General that do not constitute Extraordinary Cash Dividends);

                  (ii) Dollar General shall authorize the issuance to all holders of Dollar General Common Stock of rights or warrants to subscribe for or purchase shares of Dollar General Common Stock (other than rights to purchase shares of Dollar General Common Stock pursuant to a plan for the reinvestment of dividends or interest) or of any other subscription rights or warrants;

                 (iii) there shall occur any conversion or reclassification of the Dollar General Common Stock (other than a subdivision or combination of outstanding shares of Dollar General Common Stock) or any consolidation, merger or reorganization to which Dollar General is a party and for which approval of any stockholders of Dollar General is required, or the sale or transfer of all or substantially all of the assets of Dollar General; or

                  (iv) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of Dollar General or Dollar General shall commence or have commenced against it a case under the Bankruptcy Code;

then the Seller shall promptly notify the Purchaser and the Administrator of such fact and of (x) the date, if known by the Seller, on which a record is to be taken for the purpose of such dividend, distribution or grant of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Dollar General Common Stock of record to be entitled to such dividend, distribution or grant of rights or warrants are to be determined, or (y) the date, if known by the Seller, on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up has become, or is expected to become, effective or on which such bankruptcy case was commenced.

      (b) Immediately upon becoming aware that an Event of Default has occurred, the Seller shall promptly notify the Purchaser of such occurrence and of all facts relating to such occurrence of which the Seller is aware.

      6.5. Limitations on Trading During Certain Days. Each of the Purchaser and the Seller hereby agrees that it will not, and it will cause each of its Affiliates not to, buy or sell any shares of Dollar General Common Stock for its own account during (i) the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Exchange Date or any Early Settlement Date or (ii) during the five consecutive Trading Days ending on and including the second Trading Day immediately preceding any Notice Date.

      6.6. Further Assurances. During the term of this Agreement, the Purchaser and the Seller shall use their respective best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper and advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement in accordance with the terms and conditions hereof, including (i) using best efforts to remove any legal impediment to the consummation of such transactions, (ii) complying with any and all applicable laws, statutes, rules or regulations of any government or government instrumentality, any and all official interpretations, notices or announcements by any government or government instrumentality, and any and all applicable judgments, orders, writs or decrees of any government, government instrumentality or domestic court having jurisdiction over the parties to this Agreement and (iii) executing and delivering of all such deeds, agreements, assignments and further instruments of transfer and conveyance necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement in accordance with the terms and conditions hereof.

                                      VII.

                            Acceleration of Delivery

      7.1. Liquidation of Agreement Upon Event of Default. If an Event of Default shall occur, then (a) an Acceleration Date shall be deemed to have occurred simultaneously with the occurrence of such Event of Default, (b) the Seller's rights under Section 2.5 shall terminate immediately and (c) there shall become immediately deliverable and payable by the Seller (and immediately deliverable by the Collateral Agent under the Security and Pledge Agreement to the Purchaser) a number of shares of Dollar General Common Stock having an aggregate value (determined based on the average Closing Price per share of Dollar General Common Stock on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Acceleration Date) equal to the Aggregate Acceleration Value (the "Acceleration Amount"). The "Aggregate Acceleration Value" means the product obtained by multiplying (i) the quotient obtained by dividing (A) the Acceleration Value by (B) 1,000 by (ii) the Contract Commitment. If no quotations for the determination of the Acceleration Value are obtained as described below, the Aggregate Acceleration Value shall be the value (based on the average Closing Price per share of Dollar General Common Stock on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Acceleration Date) of the aggregate number of shares of Dollar General Common Stock that would be required to be delivered by the Seller under Section 2.1 hereof if the Exchange Date were redefined for all purposes of this Agreement (including, without limitation, for purposes of Section 2.4 hereof) to be the Acceleration Date.

      The "Acceleration Value" means an amount determined on the basis of quotations from four nationally recognized independent investment banking firms selected by the Administrator (the "Independent Dealers") as follows. Each quotation will be for the amount that would be paid to the relevant Independent Dealer in consideration of an agreement between the Purchaser and such Independent Dealer that would have the effect of preserving the Purchaser's right to receive the payments and deliveries that the Purchaser would, but for the occurrence of the Event of Default, have been entitled to receive after the Acceleration Date under Article II hereof (taking into account any adjustments to the Exchange Rate Formula that may have been effected on or prior to the Acceleration Date and any adjustment to the Exchange Amount provided for in
Section 7.3(d) hereof). On or as soon as reasonably practicable following the Acceleration Date, the Administrator will request each Independent Dealer to provide its quotation as soon as reasonably practicable, but in any event within two Business Days. The Administrator shall compute the Acceleration Value upon receipt of each Independent Dealer's quotation, provided that if, at the close of business on the fourth Business Day following the Acceleration Date, the Administrator shall have received quotations from fewer than four of the Independent Dealers, the Administrator shall compute the Acceleration Value using the quotations, if any, it shall have received at or prior to such time. If four quotations are provided, the Acceleration Value shall be the arithmetic mean of the two quotations remaining after disregarding the highest and lowest quotations. (For this purpose, if more than one quotation has the same highest or lowest value, then one of such quotations shall be disregarded.) If two or three quotations are provided, the Acceleration Value shall be the arithmetic mean of such quotations. If one quotation is provided, the Acceleration Value shall be equal to such quotation. If no quotations are provided, the

Acceleration Value will not be determined and the Aggregate Acceleration Value shall be determined as provided above.

      As promptly as reasonably practicable after receipt of the quotations on which the Acceleration Value is based (or, as the case may be, after failure to receive any such quotations within the time period prescribed above) the Purchaser shall deliver to the Collateral Agent and the Seller a notice (the "Acceleration Amount Notice") specifying the Acceleration Amount required to be delivered by the Seller. The Purchaser and the Seller agree that the Purchaser will not be entitled to recover any amounts not expressly provided for herein as a consequence of an Event of Default.

      7.2. Dollar General Reorganization Event; Delivery. Notwithstanding the provisions of Sections 2.1, 2.3 and 2.5 hereof, if any Reorganization Event shall occur, the Seller's obligation under Section 2.1 hereof shall be automatically accelerated and the Seller shall deliver to the Purchaser, on the tenth Business Day after the effective date for such Reorganization Event (the "Early Settlement Date"), an amount of cash (calculated to the nearest 1/100th of a dollar or, if there is not a nearest 1/100th of a dollar, then to the next higher 1/100th of a dollar) equal to the product of the Contract Commitment and
(a) if the Transaction Value is greater than the Equity Appreciation Cap, $[ ] or (b) if the Transaction Value is less than the Equity Appreciation Cap, the Transaction Value (such amount of cash being referred to herein as the "Early Settlement Amount"), subject to adjustment as provided in Section 7.3(d) hereof in connection with any exercise by the Seller of its acceleration option contained in Section 7.3(a) hereof. Notwithstanding the foregoing, if any Marketable Securities are received by holders of Dollar General Common Stock in a Reorganization Event, then the Seller may, at its option, in lieu of delivering cash as described above, deliver an equivalent amount (based on the value determined in accordance with clause (z) of the definition of "Transaction Value") of Marketable Securities, but not exceeding, as a percentage of the Early Settlement Amount, the percentage of the total Transaction Value attributable to such Marketable Securities.

      7.3. Acceleration at the Option of the Seller. (a) Notwithstanding anything to the contrary contained herein, the Seller shall have the option, exercisable in its sole discretion, to accelerate the settlement of its obligation under Section 2.1 hereof, in whole at any time or from time to time in part, by delivering to the Purchaser on an Optional Acceleration Date an amount equal to the related Optional Acceleration Percentage of the Optional Acceleration Value (such amount being referred to herein as the "Optional Acceleration Amount"); provided that, in the case of any partial acceleration pursuant to this Section 7.3, the Optional Acceleration Value, after giving effect to such partial acceleration, would not be less than 25% of the Original Optional Acceleration Value.

      (b) Any Optional Acceleration Amount payable by the Seller pursuant to subsection (a) above shall be payable, at the Seller's option, either in shares of Dollar General Common Stock (calculated based on the Current Market Price as of the second Trading Day immediately preceding the applicable Notice Date), in cash or in a combination of Dollar General Common Stock and cash.

      (c) The Seller may exercise the acceleration option contained in this
Section 7.3 upon notice (the "Optional Acceleration Notice") to the Purchaser, the Administrator and the Collateral Agent, given by the Seller in accordance with Section 8.2 hereof and Section 10(b) of the Security and Pledge Agreement not more than 30 and not less than 10 calendar days prior to the applicable Optional Acceleration Date, as specified therein; provided that, if the Seller intends to pay all or a portion of the Optional Acceleration Amount in cash, then such notice must be given not less than 15 calendar days prior to the applicable Optional Acceleration Date. The Optional Acceleration Notice shall be in the form of Exhibit B hereto and shall be signed by the Seller. The Seller's election to exercise the option contained in this Section 7.3 shall be irrevocable once made.

      (d) The Exchange Amount or Early Settlement Amount determined pursuant to this Agreement shall be adjusted for each exercise by the Seller of the acceleration option contained in this Section 7.3. The required adjustment to the Exchange Amount or Early Settlement Amount, as the case may be, shall be made by multiplying the Exchange Amount or Early Settlement Amount otherwise determined by a fraction, the numerator of which shall be the Optional Acceleration Value immediately prior to the Exchange Date or Early Settlement Date, as the case may be, and the denominator of which shall be the Original Optional Acceleration Value.

                                     VIII.

                                  Miscellaneous

      8.1. Adjustments to Exchange Rate Formula; Selection of Independent Firm. The Purchaser shall be responsible for the effectuation and calculation of any adjustment to the Exchange Rate Formula and any amount deliverable pursuant to Sections 2.1, 2.4 and 2.5 hereof and Article VII hereof. The Purchaser shall provide the Seller reasonable opportunity to review the calculations pertaining to any adjustment of the Exchange Rate Formula and any amount deliverable pursuant to Sections 2.1, 2.4 and 2.5 hereof and Article VII hereof. As soon as practicable, but in no event later than 11:30 A.M. (New York City time) on the Business Day immediately preceding the Closing Date, the Purchaser shall provide the Seller with a statement showing the Purchaser's calculation of the Exchange Price, the Exchange Amount and, assuming no subsequent adjustments to the Exchange Rate Formula shall be required pursuant to Article III hereof, the Contract Consideration or Cash Payment Amount, as applicable, to be delivered by the Seller on the Closing Date. As soon as practicable, but in no event later than 10:00 A.M. (New York City time) on the Closing Date, the Purchaser shall provide the Seller with a statement showing the Purchaser's final calculations of the amounts deliverable pursuant to Sections 2.1, 2.4, 2.5, 7.2 and 7.3 hereof. If the Seller disagrees with any such calculation or determination, the Contract Consideration or any Cash Payment Amount, [Ernst & Young LLP]or such other independent accounting or investment banking firm agreed upon by the Seller and the Purchaser shall be retained to make such calculation, which shall be binding upon the Purchaser and the Seller and the Closing shall occur as promptly as practicable after such calculation has been provided to the Purchaser and the Seller. The fees and expenses of such firm shall be borne by the Seller. If, pursuant to the terms and conditions of this Agreement, the

Administrator shall be required to retain a nationally recognized independent investment banking firm for any purpose provided herein (other than for purposes of determining the Acceleration Value pursuant to Section 7.1 hereof), such nationally recognized independent investment banking firm shall be selected and retained by the Administrator only after giving the Seller 30 calendar days prior notice (or such shorter notice as may be reasonably practicable) of the identity of such firm and after consultation with the Seller, and the Administrator shall not select any firm that is not reasonably acceptable to the Seller. The fees and expenses of any such nationally recognized independent investment banking firm retained by the Administrator shall be borne by the Seller.

      8.2. Notices. All notices and other communications shall be directed as follows (or to such other address for a particular party as shall be specified by such party in a like notice given pursuant to this Section 8.2): notices to the Purchaser the Collateral Agent or the Administration Agent shall be directed to them in care of the Administrator at 101 Barclay Street, New York, New York 10286, telecopy number (212) 815-7157, attention of Betty Cocozza, with a copy to Richard Bourgerie, Esq., Emmet, Marvin & Martin, 120 Broadway, New York, New York 10271, telecopy number (212) 238-3100; notices to the Seller shall be directed to it in care of: Cal Turner, Jr., Dollar General Corporation, 104 Woodmont Blvd., Suite 500, Nashville, Tennessee 37205. Except as otherwise specifically provided herein, all notices and other communications provided for hereunder shall be in writing and shall be deemed to have been duly given if either (i) personally delivered (including delivery by courier service or by Federal Express or any other nationally recognized overnight delivery service for next day delivery) to the offices specified in the preceding sentence, in which case they shall be deemed received on the first Business Day by which delivery shall have been made to said offices; (ii) transmitted by any standard form of telecommunication to the offices set forth in the preceding sentence, in which case they shall be deemed received on the first Business Day by which a standard confirmation that such transmission occurred is received by the transmitting party (unless such confirmation states that such transmission occurred after 5:00 P.M. on such first Business Day, in which case delivery shall be deemed to have been received on the immediately succeeding Business
Day), or (iii) sent by certified mail, return receipt requested, to the offices set forth in the preceding sentence, in which case they shall be deemed received when receipted for unless acknowledgment of receipt is refused (in which case delivery shall be deemed to have been received on the first Business Day on which such acknowledgment is refused).

      8.3. Governing Law; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE. For the purpose of any suit, action or proceeding arising out of or relating to this Agreement, the parties hereto hereby expressly and irrevocably consent and submit to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan, City and State of New York, and expressly and irrevocably waive, to the extent permitted under applicable law, any immunity from the jurisdiction thereof and any claim or defense in such suit, action or proceeding based on a claim of improper venue, forum non conveniens or any similar basis to which it might otherwise be entitled.

      8.4. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, SUIT, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY EACH OTHER PARTY HERETO THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH OTHER PARTY HERETO HAS RELIED, IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY DOCUMENT RELATED THERETO. EACH PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

      8.5. Headings; Entire Agreement. The paragraph headings and table of contents have been inserted as a reference only and are not a part of this Agreement and shall not affect the meaning or construction of any provisions hereof. Except as expressly set forth herein, this Agreement and the Security and Pledge Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter hereof.

      8.6. Amendments; Waivers. Any provision of this Agreement may be amended or waived prior to the Closing if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Purchaser and the Seller or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      8.7. Termination. Notwithstanding anything to the contrary contained in this Agreement, if the purchase and sale of the Initial STRYPES pursuant to the Purchase Agreement is not consummated as contemplated therein, this Agreement shall automatically terminate, and such termination shall be without liability of any party to any other party, except that Sections 8.3 and 8.4 shall survive any such termination and remain in full force and effect.

      8.8. Successors, Assigns. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties hereto.

      8.9. No Third Party Rights. This Agreement is not intended and shall not be construed to create any rights in any person other than the Seller and the Purchaser and no person shall assert any rights as third party beneficiary hereunder.

      8.10. Application of Bankruptcy Code. The parties hereto acknowledge and agree that (i) the Collateral Agent is a "financial institution" within the meaning of Sections 101(22) and 555 of the Bankruptcy Code, (ii) the Collateral Agent is acting as agent and custodian for the Purchaser in connection with this Agreement, and (iii) the Purchaser is a "customer" of the Collateral Agent within the meaning of said Sections 101(22) and 555. The parties hereto further acknowledge and agree that this Agreement is a "securities contract", as such term is defined in Section 741(7) of the Bankruptcy Code, and is entitled to the protection of Section 555 of the Bankruptcy Code.

      8.11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      8.12. No Personal Liability of Trustees. By executing and delivering this Agreement, none of the trustees of the Purchaser assumes, and in no event shall incur, any personal liability hereunder, other than as expressly provided by law. By executing and delivering this Agreement none of the trustees of the Seller assumes, and in no event shall incur, any personal liability hereunder, other than as expressly provided by law.

      IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year first above written.

DOLLAR GENERAL STRYPES TRUST                TURNER CHILDREN TRUST


By:                                         By:
   -----------------------------                 ------------------------------
    Name:   Donald J. Puglisi,                   Cal Turner, Jr., as Co-Trustee
    as Managing Trustee


THE BANK OF NEW YORK,                       By:
  as Collateral Agent                           -------------------------------
                                                James Stephen Turner, as
                                                Co-Trustee


By:
   -----------------------------
    Name:
    Title:


THE BANK OF NEW YORK,
  as Administrator



By:
   -----------------------------
    Name:
    Title:

                                                                       Exhibit A

                          DOLLAR GENERAL STRYPES TRUST
                           (a Delaware business trust)


                          Option Unit Pricing Agreement


                                                              ____________, 1998


Cal Turner, Jr.
James Stephen Turner,
  As Co-Trustees of the Turner Children Trust
c/o   Cal Turner, Jr.
      Dollar General Corporation
      104 Woodmont Blvd., Suite 500
      Nashville, TN  37205

Ladies and Gentlemen:

      Reference is made to the Forward Purchase Contract, dated as of ____________, 1998 (the "Forward Purchase Contract"), among Dollar General STRYPES Trust (the "Purchaser"), The Bank of New York, as agent and custodian for and on behalf of the Purchaser, and the Turner Children Trust, a trust made by Cal Turner, Jr., James Stephen Turner, Laura Jo Dugas and Katherine Turner Weaver as Donors under that certain Indenture of Trust dated January 21, 1980, as amended (the "Seller"), relating to the future purchase by the Purchaser of the Contract Consideration from the Seller. The Underwriters have exercised their option, pursuant to Section 2(b) of the Purchase Agreement, to purchase an aggregate of __________ Option STRYPES. Payment for and delivery of such Option STRYPES will be made at __________________ on __________, 1997 (the "Date of
Delivery").

      Pursuant to subsection (b) of Section 2.1 of the Forward Purchase Contract, the Purchaser and the Seller hereby agree that the Option Unit Consideration to be used in calculating the Option Consideration Amount payable by the Purchaser to the Seller on the Date of Delivery as consideration for the Seller's obligation to deliver (or cause to be delivered) the Contract Consideration in respect of the Option Contract Commitment created hereby shall be $___________.*

----------
* The Option Unit Consideration shall be an amount equal to the initial public offering price per Option STRYPES, net of (1) the underwriting discount per Option STRYPES and (2) the cost per Option STRYPES of the zero-coupon U.S. Government securities to be purchased by the

                                                                  (continued...)

      The Contract Commitment shall increase by ____________.

      Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Forward Purchase Contract.

---------------------
 ...(continued)
      Purchaser to provide for the quarterly distributions on the Option STRYPES to which this Option Unit Pricing Agreement relates. The selection of the zero-coupon U.S. Government securities to be purchased in respect of any Option STRYPES shall be made in a manner and on a basis consistent with the selection of the zero-coupon U.S. Government securities purchased in respect of the Initial STRYPES.

                                                                       Exhibit B
                          Optional Acceleration Notice

                                                ________________, 199


Dollar General STRYPES Trust
c/o Puglisi & Associates
850 Library Avenue
Suite 204
Newark, Delaware  19715

The Bank of New York
101 Barclay Street
New York, New York  10286

Ladies and Gentlemen:

      In accordance with Section 7.3 of the Forward Purchase Contract dated May __, 1998 (the "Forward Purchase Contract"), among Dollar General STRYPES Trust, a business trust created pursuant to the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. (Sections 3801 et seq.)) (the "Purchaser"), The Bank of New York, a New York banking corporation, as agent and custodian for and on behalf of the Purchaser and as administrator for the Purchaser, and the Turner Children Trust, a trust made by Cal Turner, Jr., James Stephen Turner, Laura Jo Dugas and Katherine Turner Weaver as Donors under that certain Indenture of Trust dated January 21, 1980, as amended (the "Seller"), the Seller hereby irrevocably exercise its option to accelerate ____% of the Optional Acceleration Value of the Forward Purchase Contract for settlement on ____________,____.

      The Seller irrevocably elects to pay ______% of the Optional Acceleration Amount in shares of Dollar General Common Stock (calculated based on the Current Market Price as of the second Trading Day immediately preceding the applicable Notice Date) and ____% of the Optional Acceleration Amount in cash.

                                    Very truly yours,

                                    TURNER CHILDREN TRUST


                                    By:
                                       -------------------------------------
                                       Cal Turner, Jr., as Co-Trustee


                                    By:
                                       -------------------------------------
                                       James Stephen Turner, as Co-Trustee

      If the foregoing is in accordance with our agreement, please sign and return to Purchaser a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Purchaser and the Seller in accordance with its terms.

                                    Very truly yours,

                                    DOLLAR GENERAL STRYPES TRUST


                                    By:
                                       ---------------------------------
                                       Donald J. Puglisi,
                                       as Managing Trustee


CONFIRMED AND ACCEPTED, as of
the date first above written:


TURNER CHILDREN TRUST


By:
    ---------------------------------
    Cal Turner, Jr., as Co-Trustee



By:
    ---------------------------------
    James Stephen Turner, as Co-Trustee


                                      B-2